Exhibit 10.3

INGERSOLL-RAND PLC
INCENTIVE STOCK PLAN OF 2018

GLOBAL PERFORMANCE STOCK UNIT AWARD AGREEMENT
FOR THE 2019 – 2021 PERFORMANCE PERIOD
DATED AS OF [GRANT DATE] (“GRANT DATE”)

Ingersoll-Rand plc (the “Company”) hereby grants to [insert name] (“Participant”) a performance stock unit award (the “PSUs”) pursuant to and subject to the terms and conditions set forth in the Company’s Incentive Stock Plan of 2018 (the “Plan”), including the terms and conditions set forth in Section 9(a) of the Plan, and the terms and conditions set forth in this Performance Stock Unit Award Agreement, including Appendices A and B (the Performance Stock Unit Award Agreement, Appendix A, and Appendix B are referred to, collectively, as the “Award Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Award Agreement.
Each PSU that vests pursuant to the terms of this Award Agreement shall provide Participant with the right to receive one ordinary share of the Company (the “Share”) on the issuance date described in Section 3(g) below. The number of Shares subject to the PSUs, the performance and service vesting conditions applicable to such Shares, the date on which vested Shares shall become issuable and any further terms and conditions governing the PSUs shall be as set forth in this Award Agreement, including any country-specific terms set forth in the attached Appendix B.
1.    Number of Shares. The number of Shares subject to the PSUs at target performance level is [insert number of Shares subject to PSUs at target]. The maximum number of Shares subject to the PSUs is [insert maximum number of Shares subject to PSUs] Shares, provided, however, that the actual number of Shares that become issuable pursuant to the PSUs shall be determined in accordance with the fulfillment of certain performance conditions set forth in the attached Appendix A and the additional vesting requirements set forth in Section 3 below.
2.    Performance Period. The performance period applicable to the PSUs is January 1, 2019 to December 31, 2021 (the “Performance Period”).
3.    Vesting and Issuance of Shares; Dividend Equivalents. Participant’s right to receive Shares subject to the PSUs shall vest in accordance with the performance vesting conditions set forth in the attached Appendix A and subject to the following additional vesting requirements:
(a)    Participant shall be entitled to receive an amount equal to any cash dividend paid by the Company upon one Share for each PSU held by Participant when such dividend is paid (“Dividend Equivalent”), provided that (i) Participant shall have no right to receive the Dividend Equivalents unless and until the associated PSUs vest, (ii) Dividend Equivalents shall not accrue interest and (iii) Dividend Equivalents shall be paid in cash at the time that the associated PSUs vest.

(b)    If Participant’s employment terminates involuntarily by reason of (i) a group termination (including, but not limited to, terminations resulting from sale of a business or division, outsourcing of an entire function, reduction in workforce or closing of a facility) (a “Group Termination Event”) or (ii) job elimination, substantial change in the nature of Participant’s position or job relocation, a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(g) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. In the event Participant’s employer ceases to be an Affiliate (as defined in the Plan) as a result of a Major Restructuring, this will not constitute a Group Termination Event.
(c)    If Participant’s employment terminates by reason of death or Disability, a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured between January 1, 2019, and the end of the calendar quarter in which such termination of employment takes place and determined by the Committee in Section 3(g) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.
(d)    If Participant’s employment terminates after attainment of age 55 with at least 5 years of service with the Company and any Affiliate (“Retirement”) a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(g) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest; provided however, that in the event a Participant terminates pursuant to this Section 3(d) and commences full-time employment with another employer (other than with a not-for-profit organization) following this Retirement (to the extent determined in the sole discretion of the Company), all unvested PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. For the avoidance of any doubt, the provisions contained in Sections 3(b), (c) and (e) shall prevail over the provisions contained in this Section 3(d) without regard to whether a Participant meets the eligibility requirements of a Retirement as of the date of the Participant’s employment termination.
(e)    If Participant’s employment terminates due to an Involuntary Loss of Job that occurs between the Grant Date and the first anniversary of completion of a Major Restructuring, a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(g) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest. All other PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents.
(f)    If Participant’s employment is terminated (i) for any reason or in any circumstances other than those specified in Sections 3(b), (c), (d) and (e) above or (ii) for cause in the circumstances specified below all

PSUs and any associated Dividend Equivalents shall be forfeited as of the date of termination of active employment and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. For purposes of this Section 3(f), “cause” shall mean (x) any action by Participant involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company or an Affiliate; (y) Participant being convicted of a felony under the laws of the United States or any state or district (or the equivalent in any foreign jurisdiction); or (z) any material violation of the Company’s code of conduct, as in effect from time to time.
(g)    On a date as soon as practicable following the end of the Performance Period or, in the case of Section 3(c), the end of the calendar quarter in which Participant’s employment is terminated, the Committee shall determine the extent to which the performance vesting conditions set forth in Appendix A have been met (the “Determination Date”). As soon as practicable thereafter, the Company shall cause to be issued to Participant Shares with respect to any PSUs that became vested on the Determination Date, provided that Participant was employed by the Company or an Affiliate on such date (unless otherwise provided in Sections 3(b), (c), (d) or (e) above). Such Shares shall be fully paid and non-assessable. Notwithstanding the foregoing, the Committee has the sole discretion to make adjustments to the award amount determined pursuant to Appendix A, including an adjustment such that no Shares are issued to Participant, regardless of the fulfillment of the performance vesting conditions set forth in Appendix A. Participant will not have any of the rights or privileges of a shareholder of the Company in respect of any Shares subject to the PSUs unless and until such Shares have been issued to Participant.
4.    Definitions.
(a)    Cause, for purposes of Section 4(c) below, shall mean (i) any action by Participant involving willful malfeasance or willful gross misconduct having a demonstrable adverse effect on the Company or an Affiliate; (ii) substantial failure or refusal by Participant to perform his or her employment duties, which failure or refusal continues for a period of 10 days following delivery of written notice of such failure or refusal to Participant by the Company or an Affiliate; (iii) Participant being convicted of a felony under the laws of the United States or any state or district (or the equivalent in any foreign jurisdiction); or (iv) any material violation of the Company’s code of conduct, as in effect from time to time.
(b)    Good Reason shall mean (i) a substantial diminution in Participant’s job responsibilities or a material adverse change in Participant’s title or status (however, performing the same job for a smaller organization following a Major Restructuring shall not constitute Good Reason); (ii) a reduction of Participant’s base salary or target bonus (however, a reduction of Participant’s base salary or target bonus shall not constitute Good Reason if there is a broad-based reduction in the base salary or target bonus applicable to employees in the Company or an Affiliate) or the failure to pay Participant’s base salary or bonus when due or the failure to maintain on behalf of Participant (and his or her dependents) benefits which are at least comparable in the aggregate to those in effect prior to the completion of the Major Restructuring; or (iii) the relocation of the principal place of Participant’s employment by more than 35 miles from Participant’s principal place of employment immediately prior to the completion of the Major Restructuring; however, any of the events described in clauses (i)-(iii) above shall constitute Good Reason only if the Company (or an Affiliate, if applicable) fails to cure such event within 30 days after receipt from Participant of written notice of the event which constitutes Good Reason; and such Participant shall cease to have a right to terminate due to Good Reason on the 90th day following the later of the occurrence of the event or Participant’s knowledge thereof, unless Participant has given the Company written notice thereof prior to such date.
(c)    Involuntary Loss of Job shall mean, with respect to any Participant, the termination of such Participant’s employment with the Company or an Affiliate (i) by the Company or an Affiliate without Cause, or (ii) by Participant with Good Reason, unless, with respect to both (i) and (ii), the Company can reasonably demonstrate that such occurrence is not substantially related to, or as a result of, a Major Restructuring. In no event shall Participant’s employer ceasing to be an Affiliate (as defined in the Plan) as a result of a Major Restructuring, on its own, constitute an Involuntary Loss of Job.
(d)    Major Restructuring shall mean a reorganization, recapitalization, extraordinary stock dividend, merger, sale, spin-off or other similar transaction or series of transactions, which individually or in the aggregate, has the effect of resulting in the elimination of all, or the majority of, any one or more of the Company’s two business segments (i.e., Climate and Industrial), so long as such transaction or transactions do not constitute a Change in Control.
(e)    For purposes of this Award Agreement, the term “Affiliate” shall include any entity that was an Affiliate as of the Grant Date if such entity has ceased to be an Affiliate as a result of a Major Restructuring unless otherwise specified herein.
5.    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
To satisfy any withholding obligations of the Company and/or the Employer with respect to Tax-Related Items, the Company will withhold Shares otherwise issuable upon vesting of the PSUs. Alternatively, or in addition, in connection with any applicable withholding event, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following; (a) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer, (b) withholding from proceeds of the sale of Shares acquired upon vesting of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent) and/or (c) requiring Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items; provided, however, that if Participant is a Section 16 officer of the Company under the Act, the withholding methods described in this Section 5 (a), (b) and (c) will only be used if the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) determines, in advance of the applicable withholding event, that one of such withholding methods will be used in lieu of withholding Shares.
Depending on the withholding method, the Company may withhold for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
6.    Recoupment Provision. In the event that Participant commits fraud or engages in intentional misconduct that results in a need for the Company to restate its financial statements, then the Committee may direct the Company to (i) cancel any outstanding portion of the PSUs and (ii) recover all or a portion of the financial gain realized by Participant through the PSUs. Participant shall also be subject to the provisions of Section 19 of the Plan regarding recoupment of compensation payable under the PSUs.
7.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
8.    Choice of Law and Venue. The PSU grant and the provisions of this Award Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to such state’s conflict of laws or provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of North Carolina and agree that such litigation shall be conducted in the courts of Mecklenburg County, North Carolina, or the federal courts for the United States for the Western District of North Carolina, where this grant is made and/or to be performed.
9.    Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
10.    Appendix B. Notwithstanding any provisions in this Award Agreement, the PSUs and the Shares subject to the PSUs shall be subject to any special terms and conditions for Participant’s country set forth in the attached Appendix B. Moreover, if Participant relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes part of this Award Agreement.
11.    Imposition of Other Requirements. This grant is subject to, and limited by, all applicable laws and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Participant agrees that the Company shall have unilateral authority to amend the Plan and this Award Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
12.    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other participant in the Plan.
13.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, Participant’s country of residence, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., PSUs) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for ensuring his or her compliance any applicable restrictions and should speak to his or her personal legal advisor on this matter.
14.    Foreign Asset/Account Reporting; Exchange Controls. Participant acknowledges that, depending on his or her country, Participant may be subject to foreign asset and/or account reporting requirements and/or exchange controls as a result of the vesting and settlement of the PSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. For example, Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the tax or other authorities in his or her country. Participant may also be required to repatriate sale proceeds or other funds received pursuant to the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant is responsible for ensuring compliance with any applicable requirements and should speak to his or her personal legal advisor regarding these requirements.
15.    Acknowledgement & Acceptance within 120 Days. This grant is subject to acceptance, within 120 days of the Grant Date, by electronic acceptance through the website of UBS, the Company’s stock plan administrator. Failure to accept the PSUs within 120 days of the Grant Date may result in cancellation of the PSUs.
Signed for and on behalf of the Company:

__________________________________
Michael W. Lamach
Chairman and CEO

Ingersoll-Rand plc

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933

APPENDIX A
TO
GLOBAL PERFORMANCE STOCK UNIT AWARD AGREEMENT
[To be completed at time of award]

APPENDIX B
TO

INGERSOLL-RAND PLC
INCENTIVE STOCK PLAN OF 2018

GLOBAL PERFORMANCE STOCK UNIT AWARD AGREEMENT
FOR THE 2019 – 2021 PERFORMANCE PERIOD
COUNTRY-SPECIFIC PROVISIONS

This Appendix B includes special terms and conditions applicable to Participant if Participant resides and/or works in one of the countries listed below. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Award Agreement. Unless otherwise defined herein, the terms defined in the Plan or the Award Agreement, as applicable, shall have the same meanings in this Appendix B.
This Appendix B also includes information relating to exchange control, foreign asset and/or account reporting and other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of April 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the PSUs vest or the Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to Participant’s particular situation. The Company is not in a position to assure Participant of any particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, or if Participant transfers employment or residency to another country after the PSUs are granted, the information contained herein may not be applicable to Participant. The Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

PROVISIONS APPLICABLE TO ALL NON-U.S. COUNTRIES
1.Nature of Grant. In accepting the PSUs, Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be amended, altered or discontinued by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of performance stock units, or benefits in lieu of performance stock units, even if performance stock units have been granted in the past;

(c)    all decisions with respect to future performance stock unit grants, if any, will be at the sole discretion of the Company;
(d)    Participant is voluntarily participating in the Plan;
(e)    the PSUs and the Shares subject to the PSUs are not intended to replace any pension rights or compensation;
(f)    the PSUs and the Shares subject to the PSUs, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
(g)    unless otherwise agreed with the Company, the PSU and the Shares subject to the PSU, and the income and value of same, are not granted as consideration for, or in connection with, services Participant may provide as a director of an Affiliate;
(h)    the PSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Affiliate and will not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate Participant’s employment or service relationship (if any).
(i)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the PSUs resulting from Participant ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) or from cancellation of the PSUs or recoupment of any financial gain resulting from the PSUs as described in Section 6 of the Performance Stock Unit Award Agreement;
(k)    in the event of termination of Participant’s employment or other services (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), Participant’s right to receive or vest in the PSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively providing services, or will be measured with reference to such date in the case of a Group Termination Event (or other termination described in Section 3(b) of the Performance Stock Unit Award Agreement), Involuntary Loss of Job, Retirement or termination by reason of death or disability, and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this PSU grant

(including whether Participant may still be considered to be providing services while on approved leave of absence);
(l)    unless otherwise provided in the Plan or by the Company, in its discretion, the PSUs and the benefits evidenced by this Award Agreement do not create any entitlement to have the PSUs or any such benefits transferred to, or assumed by another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(m)    neither the Company, nor the Employer nor any Affiliate will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to Participant pursuant to the settlement of the PSUs or the subsequent sale of any Shares acquired upon settlement.
2.Data Privacy.
(a)    Participant is hereby notified of the collection, use and transfer, as described in this Award Agreement, in electronic or other form, of his or her Personal Data (defined below) by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive and legitimate purpose of implementing, administering and managing Participant’s participation in the Plan.
(b)    Participant understands that the Company and the Employer hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”), for the purpose of implementing, administering and managing the Plan.
(c)    Participant understands that providing the Company with this Personal Data is necessary for the performance of this Award Agreement and that Participant’s refusal to provide the Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. Participant’s Personal Data shall be accessible within the Company only by the persons specifically charged with Personal Data processing operations and by the persons that need to access the Personal Data because of their duties and position in relation to the performance of this Award Agreement.
(d)    The Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant may, at any time and without cost, contact Michelle Trumpower, Global Data Protection and Privacy Officer to enforce his or her rights under the data protection laws in Participant’s country, which may include the right to (i) request access or copies of Personal Data subject to processing; (ii) request rectification of incorrect Personal Data; (iii) request deletion of Personal Data; (iv) request restriction on processing of Personal Data; (v) request portability of Personal Data; (vi) lodge complaints with competent authorities in Participant’s country; and/or (vii) request a list with the names and addresses of any potential recipients of Personal Data.

(e)    The Company provides appropriate safeguards for protecting Personal Data that it receives in the U.S. through its adherence to the EU - U.S. Privacy Shield Framework (“Privacy Shield”). The Privacy Shield Privacy Statement is available at https://company.ingersollrand.com/privacy-policy.html. Further, information about the Privacy Shield is on the U.S. Department of Commerce’s website, including the list of participating companies at https://www.privacyshield.gov/list. Participant understands that the Company will transfer Personal Data to UBS and/or such other third parties as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan and may transfer the Personal Data to certain other third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares acquired upon settlement of the PSUs.
(f)    Participant understands that these recipients, which may receive, use, retain and transfer Personal Data, may be located in Participant’s country or elsewhere, including outside the European Economic Area (e.g., the United States), and that the recipient’s country may have different data privacy laws and protections than Participant’s country. When transferring Personal Data to these recipients, the Company provides appropriate safeguards in accordance with the Privacy Shield, as discussed above. Participant may request a copy of these safeguards by contacting Michelle Trumpower, Global Data Protection and Privacy Officer.
(g)    Finally, the processing activity is necessary for the legitimate purposes of providing the Plan to Participant. Participant may choose to opt out of allowing the Company to share his or her Personal Data with the stock plan service provider and others as described above, although execution of such choice may mean the Company cannot grant awards under the Plan to Participant. For questions about this choice or to make this choice, Participant should contact Michelle Trumpower, Global Data Protection and Privacy Officer.
Further, by clicking the “Accept” or similar button implemented into the relevant web page or platform, Participant consents to the sharing and transfer of Participant’s Personal Data to UBS for the purposes of Participant’s participation in the Plan. This includes the transfer of Participant’s personal data to the U.S. and other jurisdictions that may not have an equivalent level of data protection as Participant’s home jurisdiction. Participant understands that he or she may withdraw consent for future transfers at any time by contacting Michelle Trumpower, Global Data Protection and Privacy Officer.

3.Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
BELGIUM

Vesting and Issuance of Shares; Dividend Equivalents. This provision replaces Section 3(d) of the Performance Stock Unit Award Agreement:

If Participant’s employment terminates due to retirement under the retirement provisions of local law in Participant’s country (“Retirement”) a pro-rated number of Shares, based on the fulfillment of the performance vesting conditions as measured at the end of the Performance Period and determined by the Committee in Section 3(g) below and the number of days during the Performance Period that Participant was actively employed by the Company or an Affiliate, shall vest; provided however, that in the event a Participant terminates pursuant to this Section 3(d) and commences full-time employment with another employer (other than with a not-for-profit organization) following this Retirement (to the extent determined in the sole discretion of the Company), all unvested PSUs and associated Dividend Equivalents shall be forfeited and Participant shall have no right to or interest in such PSUs, the underlying Shares or any associated Dividend Equivalents. For the avoidance of any doubt, the provisions contained in Sections 3(b), (c) and (e) shall prevail over the provisions contained in this Section 3(d) without regard to whether a Participant meets the eligibility requirements of a Retirement as of the date of the Participant’s employment termination.
Foreign Asset / Account Reporting Information. Participant is required to report any bank or brokerage accounts held outside of Belgium in his or her annual tax return. In a separate report, Participant is required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

CHINA

Vesting and Issuance of Shares; Dividend Equivalents. This provision supplements Section 3 of the Performance Stock Unit Award Agreement:

To facilitate compliance with any applicable laws or regulations in China, Participant agrees and acknowledges that the Company (or a brokerage firm instructed by the Company, if applicable) is entitled to (i) immediately sell all Shares issued to Participant at vesting (on Participant’s behalf and at Participant’s direction pursuant to this authorization), either at the time of vesting or when Participant ceases employment with the Employer, the Company or an Affiliate, or (ii) require that any Shares acquired under the Plan be held with a Company-designated broker until such shares are sold. Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated brokerage firm) to effectuate the sale of the Shares and acknowledges that neither the Company nor the designated brokerage firm is under any obligation to arrange for such sale of the Shares at any particular price (it being understood that the sale will occur at the then-current market price) and that broker’s fees or commissions may be incurred in any such sale. In any event, when the Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to Participant in accordance with applicable exchange control laws and regulations.

Exchange Control Restrictions. Participant understands and agrees that, if he or she is a PRC national and subject to exchange control restrictions in China, he or she will be required to immediately repatriate the proceeds of the sale of Shares and any cash dividends or Dividend Equivalents to China. Participant further understands that the repatriation of such funds may need to be effected through a special exchange control account established by the Company or an Affiliate and he or she hereby consents and agrees that such funds may be transferred to such special account prior to being delivered to Participant’s personal account. Participant also understands that the Company will deliver any sale proceeds, cash dividends or Dividend Equivalents to Participant as soon as practicable, but that there may be delays in distributing the funds due to exchange control requirements in

China. Proceeds may be paid to Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and/or (ii) the net proceeds are converted to local currency and distributed to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Exchange Control Information. PRC residents are required to report to the State Administration of Foreign Exchange details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Under these rules, Participant may be subject to reporting obligations for the PSUs, Shares acquired under the Plan and Plan-related transactions. Participant should consult his or her personal legal advisor for further information about this requirement.

UNITED STATES

Foreign Asset / Account Reporting Information. Under the Foreign Account Tax Compliance Act (“FATCA”), United States taxpayers who hold Shares or rights to acquire Shares (i.e., PSUs) may be required to report certain information related to their holdings to the extent the aggregate value of the PSUs/Shares exceeds certain thresholds (depending on Participant’s filing status) with the Participant’s annual tax return. Participant should consult with his personal tax or legal advisor regarding any FATCA reporting requirements with respect to the PSUs or any Shares acquired under the PSUs.

In addition, Report of Foreign Bank and Financial Account (FBAR) requirements may also apply to Participant if Participants hold assets, such as Shares, outside the U.S.